Exhibit 99(a)




               Presentation dated November 9, 2000
         with respect to the Walt Disney Internet Group
                               by
   Thomas O. Staggs, Senior Executive Vice President and Chief
           Financial Officer, The Walt Disney Company;
     Steven Bornstein, Chairman, Walt Disney Internet Group; Steven Wadsworth, President, Walt Disney Internet Group;
   Spencer Neumann, Senior Vice President and Chief Financial
              Officer, Walt Disney Internet Group;
                               and
 Robert A. Iger, President and Chief Operating Officer, The Walt
                         Disney Company.



                  *      *      *      *      *


[Remarks of Winifred Webb, Senior Vice President of Investor
Relations, The Walt Disney Company]


     Good morning and thanks for joining us.

     Here with me today in Burbank, to discuss The Walt Disney Company's and Disney Internet Group's fourth quarter and fiscal year end financial results, are Michael Eisner, Chairman and CEO; Bob Iger, Disney's President and COO; and Tom Staggs, Disney's Senior Executive Vice President and Chief Financial Officer; as well as the executive team from the Walt Disney Internet Group -- Chairman Steve Bornstein, President Steve Wadsworth, and Spencer Neumann, the Internet Group's SVP and CFO.

     As you probably know, we are scheduled to spend the next 45 minutes or so of this call focusing specifically on the Walt Disney Internet Group's businesses -- and then we expect to move on to a discussion of The Walt Disney Company more broadly beginning at 10:15am Eastern Standard Time. For your information, these calls are also being simulcast over the web at disney.go.com/investors/wdig, or at disney.go.com/investors.

     Before we begin with the Internet Group remarks, I wanted to highlight that instead of just the typical "hold music" prior to the start of this call, you may have noticed that we also ran a series of recently-launched radio spots which promote the redesigned GO.com web guide service -- radio spots which are already airing in the top four markets for internet usage:
Seattle, San Francisco, Los Angeles and New York.

     For today's call regarding the Walt Disney Internet Group, Tom Staggs will lead off with a few remarks, followed by Steve Bornstein, Spencer Neumann, Steve Wadsworth and Bob Iger. Then we will open up the call to you for Q&A. Please note that all referenced financial figures discussed on the Disney Internet Group call will be pro forma figures in order to enhance comparability year over year. Of course, the pro forma financials represent the combination of Disney's Internet assets with the acquired assets of Infoseek Corporation as if the acquisition had occurred at the start of fiscal 1999.

     We plan to conclude this call on the Internet Group, and to begin the next call on Disney, at 10:15 am Eastern Standard Time.
So, let's get started.



[Remarks of Thomas O. Staggs, Senior Executive Vice President and
Chief Financial Officer, The Walt Disney Company]


     Thank you, Wendy, and good morning.

     I have just a few brief remarks to make before turning the call over to our Internet Group executive team.

     On this call, I think you will hear clearly that we think that success on the internet ultimately will be determined largely by strong brands and quality content. It is quality content that attracts our viewers, users, customers and guests, and keeps them coming back for more. Great content is the cornerstone of the long-term creative and financial success for Disney, and certainly the same is true for our Internet Group.

     It is also critical to consider the value Disney's offline assets can bring to bear to help promote the Internet Group's product offerings.

     And, as we increasingly read about internet companies whose access to capital -- or lack thereof -- is becoming a liability as opposed to an asset, the strength of both the Walt Disney Company balance sheet and the importance of this medium as a vehicle for development and distribution of Disney content should be a comforting factor indeed. We continue to feel that we can create significant value through our activities on the internet and hence our commitment to this business remains strong.

     Last April, The Walt Disney Company's Board of Directors authorized the open market repurchase of up to 5 million shares of Walt Disney Internet Group stock. So, in the fourth fiscal quarter, we purchased roughly 910,000 shares on behalf of the Internet Group at a cost of approximately $11.4 million.

     This repurchase underscores the company's belief in the long-term value inherent in our Internet Group's quality assets and in the strength of its strategies for driving to profitability.

     For more on our specific strategies and a review of the year's results, let me turn the call over to the Internet Group management team, beginning with Steve Bornstein. Steve?



[Remarks of Steven Bornstein, Chairman, Walt Disney Internet
Group]


     Thanks, Tom, and good morning everyone. Thank you for joining us on today's call.

     I'd like to offer a few brief remarks about our first year of operation and our outlook for fiscal year '01. Spencer
Neumann will follow with our financial results and Steve
Wadsworth will then cover our recent business highlights.

     Fiscal year 2000 was a transitional period for the Walt Disney Internet Group. We learned and accomplished a great deal and made great strides towards becoming a more efficient business. Today, as we report our year-end results, we feel it is appropriate to offer you a summary of how we have performed this past year.

     I am pleased to tell you that we have accomplished what we said we would do, and have been both measured and consistent in our efforts. Let me elaborate on the year-in-review:
     -    We consolidated operations in a significant way;
     - We divested assets that weren't strategic to our primary focus;
     -    We integrated our sales operations;
     -    We controlled costs;
     -    We launched our new GO.com Web guide and debuted Movies.com;
     - We launched our promising Auctions business with a terrific partner -- eBay;
     - We have leveraged the offline assets of Disney in several ways -- by maximizing Internet buys through ABC's upfront advertising sales efforts, for example, and with Disney marketing campaigns for all of the Walt Disney Internet Group properties;
     - We have furthered our leadership position in enhanced television by expanding the quality and quantity of our programming; and
     -    We have solidified an experienced, skilled management team.

     Let me underscore the significant components of the Walt
Disney Internet Group:   our business is a portfolio of category
leaders -- popular Web sites with rich, deep and distinct content and services.

     As we look to FY '01, we are placing particular emphasis on building upon our key consumer brands, which are truly some of the most visible and robust brands on the Web today. They are:

     1-   the Disney and Family brands,
     2-   our ESPN branded sites,
     3-   the GO.com brand,
     4-   our ABC branded sites, and finally,
     5- our entertainment sites (Movies.com, Mr.Showbiz and Wall of Sound).

     As a quick review, I think it is important to reiterate our strategic priorities in becoming the preeminent Internet media player:

     1- Develop and grow our market leading sites with the goal of achieving ubiquitous distribution for all of our Internet properties.

     2- Continue the focus on our existing businesses by putting maximum emphasis on where we can realize substantial operating margins that will accelerate our path to profitability.

     3- Enter new Internet businesses where we can leverage Disney's significant offline assets.

     We view our business as one with several revenue streams -- and although advertising revenue will be important, we will not be solely dependent on ad revenues. Our three-part revenue stream strategy includes:

     One: advertising -- and we continue to have confidence in the Internet as a compelling advertising medium. In fact, in Q1 we are seeing increased revenue from established companies that want to advertise online and that want to advertise across Walt Disney Internet Group sites -- Steve will speak to this later in the call.

     Two: e-commerce -- we continue to experience strong growth in this sector with our DisneyStore online and our DisneyVacation sites as well as our new Auctions business. We will elaborate on this point later in the call.

     And three:  our licensing and subscription revenue model.
We license content to our distribution partners and also operate significant subscription businesses for ABC, Disney and ESPN. We believe that expanding this revenue stream can make a substantial contribution to our overall success -- when you consider the strength of our brands and proprietary content, we are well positioned to take advantage of this opportunity.

     For example, in the wireless space, we are pursuing subscription delivery deals that are comparable to our relationship with DoCoMo in Japan -- that relationship offers nearly 14 million Japanese subscribers access to Disney-themed content from their mobile phones. To date, over 300,000 subscribers have signed up for this service -- at 100 yen (or about $1) per subscriber per month. We are actively targeting other domestic and international wireless carriers for similar relationships -- we intend to fully exploit our content in all major global markets, including Asia, Europe and the U.S., where consumers value this type of service.

     In addition, we believe the opportunity for Walt Disney Internet Group brands and content in a broadband environment is especially attractive; and we are well positioned to distribute our content in broadband as broadband penetration moves from the early adopter to the mass-market user over the next few years.

     To this end, we will be building a single platform to broadly deploy prototype content targeted at broadband users who want personalized, on-demand, rich media through the Web. Our initial efforts will be specifically focused on sports, news and entertainment offerings.

     In closing, let me address our operating expectations for this year. As mentioned, we are executing on a more efficient platform. Our number one priority is to increase revenues and drive toward profitability. To that end, we are aggressively managing costs, keeping our cost structure relatively flat, and view FY '01 as a year of significant operating improvements. Moreover, we are creating more revenue opportunities across all of our properties, particularly as we offer a variety of more compelling online branding and advertising solutions for our partners. We will continue to derive benefit as the online business of The Walt Disney Company through our access to Disney's worldwide relationships, its great brands and its significant offline, global assets.

     Now, I'll turn it over to Spencer Neumann, who will report on our financial results.



[Remarks of Spencer Neumann, Senior Vice President and Chief
Financial Officer, Walt Disney Internet Group]


     Today, the Walt Disney Internet Group reported results for the year and fourth quarter ended September 30, 2000. Before walking through our performance I want to point out that our results are impacted by two non-recurring items. First, in July we closed the sale of Ultraseek to Inktomi Corporation. The sale resulted in a pre-tax gain of $153 million and an after-tax EPS benefit of 25 cents. In addition, we recorded non-cash charges for the quarter totaling $31.5 million, or 13 cents per share after tax, and for the full year totaling $36.5 million, or 15 cents per share, to reflect impairment in the value of certain Internet investments. I will briefly review our performance for the fourth quarter and the full year with and without these one-time impacts. I will then focus the remainder of today's call on our results excluding the Ultraseek gain and the non-cash impairment charges.

     For the fourth quarter of Fiscal 2000, total revenues were $82 million, driven by a 9% year-over-year increase in Internet revenues that was more than offset by a 33% decline in our catalog operations. Operating income, before amortization, was $50 million; however, excluding the Ultraseek gain, our operating loss was $103 million. Loss per share, excluding amortization, was 29 cents 42 cents excluding the Ultraseek gain and impairment charges -- which is favorable to the published analyst consensus of 46 cents).

     For the full year, total revenues were $392 million -- up 13% over the prior year, driven by a 39% increase in Internet revenues that was partially offset by our catalog operations. Operating loss, before amortization, was $242 million (or $395 million without the Ultraseek gain). Loss per share, excluding amortization, was $1.40 (or $1.50 excluding the Ultraseek gain and impairment charges).

     Now we'll discuss the income statement in more detail. Focusing on the primary drivers of change, I will start with Media Revenues. For the full year, we generated record Internet Media revenues, closing the year at $201 million, a 24% increase over the prior year. This is despite a 7% year-over-year decline in the fourth quarter to $41 million. Both the fourth quarter and the full year were characterized by growth across our ABC, ESPN, Disney and Family, and Entertainment branded properties.
On a year-over-year basis, these properties collectively grew by 35% and 58% for the quarter and full year, respectively. Growth within the ABC brands was primarily driven by the success of the online version of Who Wants to Be a Millionaire and increased advertising sales at ABCNews.com. Disney and Family were driven by increased advertising and sponsorship revenues at the Disney.com and Family.com sites, as well as increased licensing revenues from the Disney-branded international operations. And our ESPN sites continued to drive strong increases in usage and advertising revenue. The offset to this growth was a result of the anticipated reduction in advertising and sponsorship revenues at GO during the redesign. With the launch of the new GO.com behind us, we would expect to see this property regain momentum.

     One issue that has increasingly been raised is the reliance on dot-com advertising. To analyze this, we isolate pure play "dot coms," or companies that were created for, and conduct all or nearly all of their business on, the Internet. This analysis highlights that advertising agreements with traditional companies represented 60% of our ad revenue this quarter, up 7 percentage points from Q3.

     The changing mix of our advertising revenue toward more traditional companies is driven by several factors. In particular, it is largely driven by the reduction in funding for many of these young Internet firms, resulting in companies that no longer exist or firms that have rationalized their sales and marketing spend ratios. This undoubtedly creates a drag on our ad revenue base. To counter this drag, the Walt Disney Internet Group plans to leverage its world class brands and innovative marketing solutions to facilitate and accelerate the transition of traditional advertisers to the web. Innovations such as the Big Impression Ad and the Active Ad Box are testament to this commitment.

     Moving to Internet Commerce Revenues. Our Internet Commerce revenues grew 74% and 100% for the quarter and full year, respectively. This growth reflected increased sales at our Disney-branded properties, specifically the DisneyStore.com and DisneyVacations. The primary driver was transaction volume, as the total number of orders per month increased by 51% and 74% for the quarter and full year, respectively. In addition, we experienced a healthy increase of 43% in average order value on a full-year basis.

     In our Direct Marketing business, revenues declined by 33% and 23% for the quarter and full year, respectively. This decrease in revenue resulted from a planned reduction in catalog circulation, fewer product offerings, lower catalog response rates, and ongoing migration to our online business. We mentioned in our last call that we would expect to see some uplift in Q4 relative to Q3. And we are pleased to report that we are seeing signs of improvement in the business. In particular, on a sequential quarter basis, revenues increased by 25%. This is partially driven by the seasonal nature of the business which is characterized by a stronger third calendar quarter, but the higher revenues were also driven by an enhanced merchandise selection as well as improved marketing efforts. As a result, we were able to mail more books to our targeted customers and improve our response rates.

     Moving down the income statement total operating losses for the quarter and full year, excluding amortization of intangibles, were $103 million and $395 million, respectively.

     Losses from our Internet operations increased from $184 million to $365 million for the year, and from $62 million to $93 million for the quarter. These higher Internet losses for the quarter reflected higher operating expenses across each of our branded properties, primarily driven by continued investment in web site technology and new product initiatives; additional infrastructure to address growth across the Disney, ESPN, ABC, and Entertainment businesses; ongoing enhancements to our sites and the redesign of GO.com; and increased sales and marketing expenditures across our Disney, ESPN and ABC properties that were partially offset by reduced marketing at GO.

     Losses also increased due to the declining revenues at GO.com. In addition, for the full year, Internet operating losses were negatively impacted by toysmart.com.

     Direct Marketing operating losses increased from $23 million to $30 million for the year, driven by lower revenues that were partially offset by reduced operating costs as a result of a planned reduction in catalog circulation and lower cost of goods sold. For the quarter, operating performance also benefited from an inventory write-off in the prior-year quarter and improved margins in the liquidation channel, driving a reduction in operating losses from $16 million to $9 million.

     A quick look at a few of our key operating metrics points to the continued consumer satisfaction and increasing usage of our site.

     According to September Media Metrix, the Walt Disney
Internet group maintained its position as the sixth most visited web property on the Internet. Furthermore, total unique visitors across our properties grew by just over 1 million people from June to September.

     Our registered user base grew by 11% on a sequential quarter basis to 27 million. For the year, this represents a 70% increase in our registered users.

     And the depth of their usage continues to expand through increased consumption of our content and services. A key barometer in this regard is our ability to earn a share of our user's time. According to Media Metrix, total time spent across the Internet Group's sites increased 7% on a sequential quarter basis to 2.3 billion minutes of usage. That means that on average, during the fourth quarter, our users each spent about 1 hour and 43 minutes on our sites.

     Average daily page views for the quarter decreased 5% on a sequential basis from 92 million to 87 million, primarily driven by the seasonally soft summer period, the absence of marketing for GO.com pending the October relaunch, and lower traffic to ABC.com's Millionaire. Page views did rebound in October to 93 million.

     For the full year, page views increased by 60% to a daily average of 83 million. And once again, this is without any material acquisitions during the year and a significant reduction in GO.com marketing spend.

     With respect to ecommerce, as already noted, these businesses showed strong quantity and quality of usage, as they experienced solid growth in both the number of transactions and average order value.

     Before providing a look ahead, I'd like to briefly take stock on this fiscal year. Shortly after completing the outright acquisition of Infoseek, we articulated a few key financial objectives.

     First, we set out to reposition GO, making it clear that in doing so we would be willing to sacrifice near-term revenues in order build a stronger, long-term business.

     Second, in the midst of the integration of Infoseek, Starwave, and Disney Internet businesses, we committed to continue to invest prudently in our branded properties with a view to drive long-term growth.

     And third, we set out to build the necessary technology and infrastructure to achieve a scalable Internet Media company.

     Well, we have now launched the new GO.com. We have also completed the heavy lifting associated with our integration efforts, and did so while building many properties that remain, or have become, category leaders. And finally, this was all achieved with prudent investment and strict financial discipline that should allow us to grow our business while narrowing our losses.

     Looking ahead to 2001, we expect to continue to drive top line revenue growth. It is likely that the velocity of this growth will be impacted by two factors:

     First, it is reasonable to suspect that for the industry as a whole, the changing mix of advertising spend will continue to pose a short to medium term drag on revenue growth -- and we will not be immune to those industry forces.

     Second, we will continue to be effected by a planned, modest decline in Disney Catalog revenues as we encourage migration to our online properties and reduce our losses in this segment.

     Nonetheless, we continue to be encouraged by our ability to offset these factors, primarily through growth in our Disney and Family, ESPN, and GO branded Internet properties. We will achieve this growth while controlling our operating expenses and in turn meaningfully reduce our operating losses in Fiscal 01.

     I should note that these trends in both revenue growth and improved bottom line performance will begin to be seen in our first quarter, but should accelerate as we move into the 2nd quarter and then the second half of the year. This is primarily driven by two factors:

     First, as we have discussed, we are aggressively transitioning our advertising mix to traditional advertisers. The ongoing adjustment in sales and marketing spend of the dot com companies, and the resulting offset to revenue growth, will likely be felt more significantly in the first half of the fiscal year.

     Secondly, given that the new GO was not even released until mid-October, and sales and marketing efforts are continuing to ramp up, the full benefit of the new GO will not be felt in the first quarter. Having said that, Steve will discuss the positive reaction and early wins that we can already point to with the new product. In addition, the sales and marketing efforts will be ramping up in Q1, and therefore while we would still expect our operating losses to narrow relative to the prior year, the reduction will not be as dramatic as in future quarters.

     One final housekeeping item as you consider our financial outlook in 2001. Our intangible asset balance at the close of Fiscal 2000 will be significantly reduced due to the amortization of the first tranche of the Infoseek investment as well as the goodwill associated with the Ultraseek sale. As such, relative to the $212 million of non-cash goodwill amortization running through the P&L this quarter, we would expect approximately $185 million in the first quarter of Fiscal 2001, and roughly $155- $160 million in each of the remaining three quarters.

Now I'll turn the call over to our President, Steve Wadsworth.



[Remarks of Steven Wadsworth, President, Walt Disney Internet
Group]


     Thanks, Spence, and good morning everyone.

     As you know, we successfully launched our new GO.com site, a guide to the Web unlike any other search or content site available today. The new GO.com Web guide is designed to help the growing number of online users who want to find comprehensive information more easily, particularly in entertainment and recreation. In keeping with our strategic priorities and by building on the strengths of our strong Internet assets, we believe we are in a unique position to lead in this category. With its new focus, GO.com is a more user-friendly and compelling consumer proposition.

     The site launched with a phased, consumer beta rollout in September and was opened to all Web users in early October. As we have said, we have a three-fold objective with the new GO:

  1- to create a better, more effective product for guiding people through the Web;

  2- to significantly improve our revenue opportunity by making it a more efficient and compelling forum for advertisers; and

  3- to use GO to drive traffic to our other sites and our partners' sites.

     The consumer beta rollout gave us the opportunity to introduce the product gradually and also refine it with consumer feedback. While we will continue to evolve and improve the new GO.com, overall our users tell us they like what they see -- they particularly like GO's comprehensive search results, its quick download performance, ease of use and new design. In addition, our users find our GO Guides' "Proven Picks" recommendations to be of great value. Our GO Guides -- an online community of reviewers that has grown from 10,000 Guides last year to 43,000 today -- is proving to be a highly differentiating aspect of GO.com. We are very encouraged by users' positive feedback, particularly given that we haven't yet fully rolled out our marketing campaign.

     A few words about that campaign: to promote the new GO, we're sponsoring a major consumer marketing effort, highlighted by a year-long, national advertising campaign themed, "Where to Look." The campaign, sized in the tens of millions of dollars, will be the first time in over a year that GO.com has undertaken any marketing outreach to consumers. The creative elements of the ad campaign emphasize GO.com's new role as a lifestyle Web guide, using the tagline, "Your Guide to a Better Time," and it has just started to run on print, radio, television and online media.

     In addition, the campaign will leverage the significant offline media assets of The Walt Disney Company. Specific efforts include co-marketing with ABC Television, ESPN, Walt Disney World and Disney hotel properties in Orlando, the soon-to-open Disney California Adventure in Anaheim, and ABC's Videotron screen in Times Square. We believe the overall campaign will creatively brand GO as the ultimate consumer Web guide.

     We are also encouraged by the reaction from our marketing partners to the many new advertising opportunities on GO.com -
I'll speak more about this in a moment.

     Over the course of this fall season, we have also been introducing new site designs and enhancements across our portfolio of Web properties -- including ESPN.com, ABC.com and DisneyStore.com -- all of which sport new looks. ABCNews.com and Family.com will introduce their new designs later this month. We're particularly upbeat about Page 2 - a new enhancement to ESPN.com that debuted on Monday. Page 2 is a second ESPN home page that is modeled after ESPN Magazine with its look and attitude, and will feature writers and celebrity authors offering a range of edgy content and opinions on different areas of sports -- notably gonzo journalist Hunter S. Thompson. We've also signed up Richard Ben Cramer, author of the new Joe DiMaggio biography; humorist Nick Bakay; and several others, including a celebrity guest columnist each Friday.

     Our objective with each redesign is to make each site a more compelling offering for consumers, and of course, to increase revenues, most notably with the introduction of the "Big Impression" ad, an online advertising space that is prominently positioned on our key sites and is 30% larger than any standard ad space offered on the Web today.

     We are beginning to see the results of our new advertising revenue opportunities across our sites. As you know, the "Big Impression" is planned for all of our Web sites, and now appears on ESPN.com, ABC.com and GO.com, with ABCNews.com, and Family.com to follow shortly. Response from marketers has been favorable - in fact, we've already sold new Big Impression ads from prominent marketing companies including Procter & Gamble, Hewlett-Packard, Compaq, Universal and Nike, and we are very encouraged by this reception. In addition, AT&T has agreed to a "road block" advertising commitment -- buying the Big Impression simultaneously across all of our sites for a three-day time period later this month. We believe this type of response from traditional advertisers is indicative of the commitment to marketing in the online space and is a credit to Walt Disney Internet Group's differentiated online advertising model -- one in which we as a company have the relationships with major marketers, have great products and brands, and offer the right marketing environments.

     We've also seen strong interest in GO.com's ActivAd module, which displays relevant products, content or tools on GO's search results page, and can support special promotions and spur user registrations. To date, advertisers signed for the ActivAd include Adidas, J.C. Penney, Kraft, State Farm and Hertz.

     Our enhanced TV products continue to attract major advertisers, such as Toyota, Mazda, Nortel and Verizon, with cross-media buys on TV and online.

     Let's move now to e-commerce. We are excited about Disney Auctions, which we launched last month together with eBay.
Disney Auctions offers consumers the chance to purchase one-of-a-kind and collectible Disney memorabilia, authenticated by The Walt Disney Company. Auctions introduces a new revenue stream for the Walt Disney Internet Group -- we will receive a significant share of the revenue generated from each Disney auction item sold. Moreover, our deal with eBay affords us with a $30 million marketing allocation over the next four years which will enable us to promote this new offering widely.

     We are encouraged by the initial results based on strong bidding by consumers and by significant sell-through experienced to date -- this confirms to us the appetite for the type of products we are offering. Moreover, our association with eBay is working well -- eBay, in fact, is planning a high-end, online catalog for the Christmas holiday which will prominently feature Disney items, and we are well-integrated in their site.

     On the subject of e-commerce, let me highlight the strong results and progress made at DisneyStore.com and DisneyVacations.com. At DisneyStore.com, total revenue is nearly 110 percent over the same period last year, driven by strong sale of Halloween merchandise. We expect to see continued strength in DisneyStore sales as a result of a technology platform upgrade, homepage and site navigation redesign, easier checkout, added feature functionality such as wish lists, aggressive marketing promotions, tighter marketing integration with The Disney Store, as well as ongoing migration from the catalog.

     As we have stated previously, one of the keys to profitability for the Walt Disney Internet Group - and The Walt Disney Company -- is the success of our online commerce in the travel sector. For that reason, we are very pleased that DisneyVacations experienced a 300% increase in both package and ticket sales during Q4 2000 versus the same period last year, and we expect DisneyVacations to show continued strong growth this quarter and for the remainder of FY '01. Growth will be driven by an increasing share of theme park package sales via the Internet, a richer product offering that includes car and airline reservations, as well as the addition of new Disney properties -- including Disneyland Paris, the Tokyo Disney Resort and the new Disney's California Adventures theme park.

     Finally, let me briefly touch on our licensing and subscription business. Since last year, we have expanded our Disney Blast program substantially, with the number of overall markets increasing worldwide from four in FY '99 to 26 markets served today. We also recently concluded deals to syndicate our ABC and ESPN content on a licensee basis. In fact, our total revenue from licensing and subscriptions has doubled from Q4 '99 to Q4 2000, driven by Blast and ESPN Fantasy Games. We expect to see continued revenue growth in this area as we pursue more deals worldwide. With these recent developments, we're successfully transitioning our focus toward exciting new product enhancements, revenue growth and a more efficient operation.

Thank you, and now I'm pleased to hand the call over to Bob Iger.



[Remarks of Robert A. Iger, President and Chief Operating
Officer, The Walt Disney Company]


Thank you, Steve.

     Earlier in this presentation, Steve Bornstein discussed the Walt Disney Internet Group's three-part revenue strategy based on advertising, e-commerce, and licensing and subscription models. In commenting on the advertising market, which impacts a number of our media businesses, whether we are in a robust advertising marketplace or one that is less active, advertisers follow the same strategy of seeking out audience delivery leaders to convey their messages. Like our traditional media assets, the reach of the Walt Disney Internet Group is significant, with 93 million page views a day and 22 million visitors a month. We command these results due to the strength of our brands. Advertisers and consumers alike respond to our content offerings, and we have integrated our sales efforts at the Walt Disney Internet Group with our other media properties to better meet the marketing goals of our advertisers and build market share.

     In the last six months, we have seen tremendous changes in the new media industry, with the failure of numerous dot.com ventures due to unsustainable business models and less than compelling content. The Walt Disney Company is a content company that maintains leadership positions due to the strength of its creativity. We exploit this comparative advantage across all channels to the consumer, including the Internet.

     The Walt Disney Internet Group provides users with rich content that is either unique to our sites, extends our television, cable, film or theme park assets, or is an interactive application that enhances our television programming. We are ahead of the curve in the area of Enhanced Television and continue to expand our offerings in this space. This past
Tuesday night, ABC News.com complemented ABC News' coverage of the elections by offering the first-ever live, interactive network news telecast, which allowed viewers to "connect" in real-time to the ABC News Elections' team. The Walt Disney Internet Group estimates that 215,000 unique viewers -- connecting for an average of 27 minutes -- participated in The ABC News American Election Challenge. ABCNEWS.com, the 24-hour online service of ABC News, registered 27.1 million page views on Tuesday, which bested by 170% the previous single-day site record.

     Enhanced TV applications, opportunities to distribute our content in the wireless space, and program integration are a principal focus, in order to differentiate our Internet offerings from the competition, provide a more compelling experience for users, and create an interactive link to consumers for our advertisers.

     In addition to great content, The Walt Disney Company affords other distinct advantages to its Internet Group through its offline marketing support and capital resources, which bolster the Internet Group's competitive positioning. Our Internet businesses are a strategic necessity for the long-term. We remain committed to sustaining and building the Walt Disney Internet Group and driving it to sustained profitability over time. Using the powerful promotional capabilities of the ABC TV Network, owned television stations, radio networks and stations, ESPN, and The Disney Channel, substantial promotional weight was devoted to 10 key online initiatives in the fourth quarter of 2000. Our traffic results during this promotional period trended above industry average growth rates with increased traffic to such sites as ABCNews.com's Moneyscope and ABC News for Kids, ABC.com's Daytime and Millionaire sites, and ESPN.com. Moving forward, our long-term investment in the on-going success of our Internet businesses will be further demonstrated with on-air marketing campaigns on ABC's media assets for the launch of Disneyauctions and TheDisneyStore.com during the holiday selling season.

     As I stated, The Walt Disney Internet Group has some of the strongest brands on the Internet with lead positions in sports, news, kids, vacations and entertainment. Our long-term strategic plans are focused on building these brands, capturing greater market share, and yielding strong returns.



[Remarks of Winifred Webb, Senior Vice President of Investor
Relations, The Walt Disney Company]


Thanks again for joining us today. Let me remind you that certain statements in today's press release and on this conference call may constitute forward-looking statements under Federal securities laws. These statements are subject to a number of risks and uncertainties and actual results may differ materially from those expressed or implied in light of future decisions by the company and by market, economic, competitive and technological developments beyond the company's control. For more information on factors that may affect future performance, you may wish to review our periodic financial reports, which are available at our disney.com investor relations websites.
This concludes Disney Internet Group's year-end conference call.

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